Pennsylvania Commerce Bancorp, Inc.
Selected Consolidated Financial Data
(Unaudited)

	At or for the			At or for the
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			%			%
(in thousands, except per share amounts)	2007	2006	Change	2007	2006	Change

Income Statement Data:

Net interest income	$16,820	$12,990	29%	$59,492	$52,791	13%
Provision for loan losses	245	225	9	1,762	1,634	8
Noninterest income	6,132	5,200	18	22,823	18,752	22
Total revenues	22,952	18,190	26	82,315	71,543	15
Noninterest operating expenses	19,171	16,010	20	70,807	59,294	19
Net income	2,467	1,522	62	7,001	7,254	(3)

Per Common Share Data:

Net income: Basic	$0.39	$0.24	63%	$1.11	$1.18	(6	) %
Net income: Diluted	0.38	0.24	58	1.07	1.12	(4)

Book Value				$17.63	$16.27	8%

Weighted average shares outstanding:
Basic	6,299	6,138		6,237	6,099
Diluted	6,517	6,360		6,480	6,381

Balance Sheet Data:

Total assets				$1,979,011	$1,866,483	6%
Loans (net)				1,146,629	973,033	18
Allowance for loan losses				10,742	9,685	11
Investment securities				644,633	711,686	(9)
Total deposits				1,560,896	1,616,777	(3)
Core deposits				1,548,611	1,578,316	(2)
Stockholders' equity				112,335	101,108	11

Capital:

Stockholders' equity to total assets				5.68%	5.42%
Leverage ratio				7.26	7.31
Risk based capital ratios:
Tier 1				10.03	10.00
Total Capital				10.78	10.72

Performance Ratios:

Cost of funds	2.80%	3.36%		3.16%	3.14%
Deposit cost of funds	2.02	2.85		2.37	2.42
Net interest margin	3.60	3.03		3.30	3.18
Return on average assets	0.49	0.33		0.36	0.41
Return on average total stockholders' equity	8.83	6.00		6.59	7.58

Asset Quality:

Net charge-offs to average loans outstanding				0.07%	0.13%
Nonperforming assets to total period-end assets				0.17	0.19
Allowance for loan losses to total period-end loans				0.93	0.99
Allowance for loan losses to nonperforming loans				366	287
Nonperforming assets to capital and reserves				3%	3%

Pennsylvania Commerce Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income
(unaudited)

	Quarter ending,									Year-to-date,

	December 2007			September 2007			December 2006			December 2007			December 2006
	Average		Average	Average		Average	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
(dollars in thousands)
Earning Assets
Investment securities
Taxable	$704,586	9,419	5.35%	$682,415	$9,154	5.37%	$724,879	$9,651	5.33%	$694,575	$37,060	5.34%	$733,990	$38,845	5.29%
Tax-exempt	1,621	25	6.17	1,620	25	6.17	1,619	25	6.18	1,620	99	6.11	1,985	130	6.55
Total securities	706,207	9,444	5.35	684,035	9,179	5.37	726,498	9,676	5.33	696,195	37,159	5.34	735,975	38,975	5.30
Federal funds sold	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Loans receivable
Mortgage and construction	551,255	10,088	7.19	539,964	10,030	7.29	467,844	8,465	7.11	525,063	38,287	7.21	452,781	32,267	7.05
Commercial loans and lines of credit	314,229	6,006	7.48	301,787	6,083	7.89	281,668	5,709	7.93	307,540	24,425	7.83	259,280	20,914	7.96
Consumer	219,970	3,764	6.79	210,156	3,620	6.83	184,760	3,150	6.76	206,459	14,040	6.80	170,535	11,412	6.69
Tax-exempt	52,612	897	6.82	48,025	828	6.90	29,952	507	6.77	46,840	3,196	6.82	23,788	1,582	6.65
Total loans receivable	1,138,066	20,755	7.17	1,099,932	20,561	7.35	964,224	17,831	7.27	1,085,902	79,948	7.29	906,384	66,175	7.23
Total earning assets	$1,844,273	$30,199	6.47%	$1,783,967	$29,740	6.59%	$1,690,722	$27,507	6.44%	$1,782,097	$117,107	6.53%	$1,642,359	$105,150	6.36%

Sources of Funds
Interest-bearing deposits
Regular savings	$366,190	$1,876	2.03%	$373,663	$2,266	2.41%	$383,600	$2,571	2.66%	$373,209	$8,997	2.41%	$363,515	$8,533	2.35%
Interest checking and money market	769,826	5,657	2.92	704,352	6,091	3.43	712,341	7,162	3.99	712,418	24,738	3.47	605,043	22,282	3.68
Time deposits	160,271	1,662	4.11	173,084	1,817	4.16	196,628	2,064	4.16	181,080	7,604	4.20	194,611	7,541	3.87
Public funds time	14,167	173	4.84	18,290	230	4.99	28,256	328	4.61	17,464	858	4.91	32,873	1,406	4.28
Total interest-bearing deposits	1,310,454	9,368	2.84	1,269,389	10,404	3.25	1,320,825	12,125	3.64	1,284,171	42,197	3.29	1,196,042	39,762	3.32
Short-term borrowings	210,947	2,475	4.59	217,130	2,906	5.24	112,868	1,544	5.35	208,112	10,804	5.12	199,742	10,267	5.07
Other borrowed money	50,000	561	4.39	25,815	289	4.38	0	0	0.00	19,110	849	4.38	0	0	0.00
Junior subordinated debt	29,400	661	8.99	29,400	661	8.99	29,400	661	8.99	29,400	2,645	9.00	17,669	1,731	9.80
Total interest-bearing liabilities	1,600,801	13,065	3.23	1,541,734	14,260	3.66	1,463,093	14,330	3.88	1,540,793	56,495	3.66	1,413,453	51,760	3.65
Noninterest-bearing funds (net)	243,472			242,233			227,629			241,304			228,906
Total sources to fund earning assets	$1,844,273	$13,065	2.80	$1,783,967	$14,260	3.16	$1,690,722	$14,330	3.36	$1,782,097	$56,495	3.16	$1,642,359	$51,760	3.14
Net interest income and margin
on a tax-equivalent basis		$17,134	3.67%		$15,480	3.43%		$13,177	3.08%		$60,612	3.37%		$53,390	3.22%
Tax-exempt adjustment		314			290			186			1,120			599
Net interest income and margin		$16,820	3.60%		$15,190	3.36%		$12,991	3.03%		$59,492	3.30%		$52,791	3.18%

Other Balances:
Cash and due from banks	$52,086			$55,115			$49,778			$51,874			$49,210
Other assets	90,652			90,536			86,285			90,437			79,815
Total assets	1,987,011			1,929,618			1,826,785			1,924,408			1,771,384
Demand deposits (noninterest-bearing)	266,407			274,089			255,903			269,353			253,671
Other liabilities	8,918			7,591			7,162			8,035			8,558
Stockholders' equity	110,885			106,204			100,627			106,227			95,702

Pennsylvania Commerce Bancorp, Inc. and Subsidiaries
Summary of Non-Performing Loans and Assets
(unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2007	2007	2007	2007	2006
Nonaccrual loans:
Commercial	$534	$997	$1,362	$945	$984
Consumer	57	57	54	19	19
Mortgage:
Construction	385	529	520	394	247
Mortgage	1,959	1,767	1,784	2,207	2,129
Total nonaccrual loans	2,935	3,350	3,720	3,565	3,379
Loans past due 90 days or more
and still accruing	0	0	0	0	2
Renegotiated loans:	0	0	0	0	0
Total non-performing loans	2,935	3,350	3,720	3,565	3,381

Foreclosed real estate	489	390	300	300	159

Total non-performing assets	$3,424	$3,740	$4,020	$3,865	$3,540

Non-performing loans to total loans	0.25%	0.30%	0.34%	0.34%	0.34%

Non-performing assets to total assets	0.17%	0.19%	0.21%	0.20%	0.19%

Non-performing loan coverage	366%	319%	278%	280%	287%

Allowance for loan losses as a percentage
of total period-end loans	0.93%	0.96%	0.96%	0.95%	0.99%

Non-performing assets / capital reserves	3%	3%	3%	3%	3%

Pennsylvania Commerce Bancorp, Inc. and Subsidiaries
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

	12/31/2007	12/31/2006	Year-ended	12/31/2007	12/31/2006
(dollar amounts in thousands)	Three Months Ended		12/31/2006	Twelve Months Ended

Balance at beginning of period	$10,673	$9,635	$9,231	$9,685	$9,231
Provisions charged to operating expense	245	225	1,634	1,762	1,634
	10,918	9,860	10,865	11,447	10,865

Recoveries on loans charged-off:
Commercial	7	(28)	34	11	34
Consumer	30	31	71	53	71
Real estate	0	0	0	8	0
Total recoveries	37	3	105	72	105

Loans charged-off:
Commercial	(165)	(145)	(895)	(634)	(895)
Consumer	0	(33)	(390)	(69)	(390)
Real estate	(48)	0	0	(74)	0

Total charged-off	(213)	(178)	(1,285)	(777)	(1,285)

Net charge-offs	(176)	(175)	(1,180)	(705)	(1,180)

Balance at end of period	$10,742	$9,685	$9,685	$10,742	$9,685

Net charge-offs as a percentage of
average loans outstanding	0.02%	0.02%	0.13%	0.07%	0.13%

Allowance for loan losses as a percentage of
period-end loans	0.93%	0.99%	0.99%	0.93%	0.99%

CONTACT:  Pennsylvania Commerce Bancorp, Inc.
                        Gary L. Nalbandian, 717-412-6301
Chairman/President
or
                Mark A. Zody, 717-412-6301
     Chief Financial Officer

SOURCE: Pennsylvania Commerce Bancorp, Inc.